Exhibit 99.1

FOR IMMEDIATE RELEASE

CEDAR REALTY TRUST, INC.

REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Port Washington, New York – March 6, 2012 – Cedar Realty Trust, Inc. (NYSE: CDR) today reported its financial results for the fourth quarter and the full year ended December 31, 2011.

Highlights

•	Recurring FFO per diluted share of $0.12 for quarter and $0.49 for full year

•	Same-property NOI improved 2.9% for quarter and 1.1% for full year

•	Sold 15 properties, generating approximately $40 million in net proceeds after expenses

•	Closed new $300 million credit facility in January 2012

•	Established initial 2012 Recurring FFO guidance range of $0.40 to $0.45 per diluted share

“We continue to make meaningful progress in executing Cedar’s near term strategic plan of divesting approximately 50 non-core assets in order to reduce our leverage by approximately $150 million and to concentrate on maximizing the value of our core portfolio of high-quality primarily supermarket-anchored shopping centers.” commented Bruce Schanzer, Cedar’s President and Chief Executive Officer. “We have thus far closed on the sale of 15 properties with an additional 24 properties now under contract or expected to be returned to a lender, which will generate in the aggregate approximately $105 million towards our target debt reduction efforts.”

Mr. Schanzer added, “By continuing to execute on our plan during 2012, we will improve the Company’s financial flexibility and operating results at our core properties, which we expect will ultimately create enduring value for our shareholders.”

Financial Results

Recurring Funds From Operations (“Recurring FFO”) for fourth quarter 2011 was $8.7 million or $0.12 per diluted share, compared to $9.2 million or $0.14 per diluted share for the same period in 2010. For the full year 2011, Recurring FFO was $34.4 million or $0.49 per diluted share, compared to $38.6 million or $0.59 per diluted share for the full year 2010.

Net loss attributable to common shareholders for fourth quarter 2011 was $(7.7) million or $(0.12) per diluted share, compared to $(37.0) million or $(0.56) per diluted share in 2010. For the full year 2011, net loss attributable to common shareholders was $(117.8) million or $(1.79) per diluted share, compared to $(51.5) million or $(0.81) per diluted share for the full year 2010. The net loss amounts were primarily driven by impairment and write-off charges associated with the Company’s divestiture and de-levering strategy. Such amounts aggregated $0.9 million and $36.8 million for the fourth quarters 2011 and 2010, respectively, and $103.6 million and $42.3 million for the full years 2011 and 2010, respectively.

FFO for fourth quarter 2011 was $8.5 million or $0.12 per diluted share. This compares to FFO of $7.2 million or $0.11 per diluted share for the same period in 2010. For the full year 2011, FFO was $26.7 million or $0.38 per diluted share compared to $29.5 million or $0.45 per diluted share for the full year 2010.

Portfolio Results

Leasing

In fourth quarter 2011, the Company signed 31 renewal leases, totaling approximately 82,000 square feet of GLA, with an average increase in base rents of 5.1% on a cash basis. The Company had 21 new leases commence totaling approximately 146,000 square feet at an average base rent of $15.89 per square foot, $4.35 per square foot above the $11.54 average rent per square foot in the Company’s consolidated portfolio (excluding the Cedar/RioCan joint venture properties).

Occupancy

Occupancy for the Company’s consolidated portfolio was 91.6% at December 31, 2011, compared to 90.5% at December 31, 2010. Occupancy for the Company’s same-center portfolio, which excludes ground-up developments and redevelopment properties, was 93.3% at December 31, 2011 compared to 93.0% at December 31, 2010.

Same-Property Results

Same-property cash NOI, which excludes ground-up developments and properties undergoing redevelopment in the comparable periods, improved by 2.9% for fourth quarter 2011 compared with fourth quarter 2010. Including redevelopment properties, same-property cash NOI improved by 3.9% for the same comparable periods.

New Credit Facility

On January 26, 2012, the Company closed on a new $300 million secured credit facility, replacing its $185 million stabilized property and $150 million development property facilities. The new facility consists of a three-year, $225 million revolving loan and a four-year, $75 million term loan, that both have one-year extension options and bear interest at LIBOR plus a spread based on the Company’s leverage ratio (such spread was 275 basis points at closing).

2012 Guidance

The Company has established its initial 2012 guidance for Recurring FFO to be a range of $0.40 to $0.45 per diluted share. The Company noted that a substantial variable in its projected results is the timing of the divestitures arising from the execution of its near-term strategic plan.

Funds From Operation Reconciliation

The Company reports FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is a widely-recognized non-GAAP financial measure for REITs that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. The Company’s computation of FFO, as detailed in the attached schedule, is in accordance with the NAREIT’s pronouncements. The Company also presents “Recurring FFO”, which excludes certain items that are not indicative of the results provided by the Company’s consolidated portfolio and that affect the comparability of the Company’s period-over-period performance, as also detailed in the attached schedule.

Supplemental Financial Information Package

The Company has issued “Supplemental Financial Information” for the period ended December 31, 2011. Such information has been filed today as an exhibit to Form 8-K and will also be available on the Company’s website at www.cedarrealtytrust.com.

Investor Conference Call

The Company will host a conference call today, March 6, 2012, at 5:00 PM (ET) to discuss the fourth quarter and full year results. The conference call can be accessed by dialing (877) 705-6003 or (1) (201) 493-6725 for international participants. A live webcast of the conference call will be available online on the Company’s website at www.cedarrealtytrust.com.

A replay of the call will be available from 8:00 PM (ET) on March 6, 2012, until midnight (ET) on March 20, 2012. The replay dial-in numbers are (877) 870-5176 or (1) (858) 384-5517 for international callers. Please use passcode 388300 for the telephonic replay. A replay of the Company’s webcast will be available on the Company’s website for a limited time.

About Cedar Realty Trust

Cedar Realty Trust, Inc. is a fully-integrated real estate investment trust which focuses on the ownership and operation of primarily supermarket-anchored shopping centers straddling the Washington DC to Boston corridor. The Company’s portfolio (excluding properties treated as “held for sale”) is comprised of 70 properties, with approximately 9.5 million square feet of

GLA. In addition, the Company has an ownership interest in 22 properties, with approximately 3.7 million square feet of GLA, through its Cedar/RioCan joint venture in which the Company has a 20% interest.

For additional financial and descriptive information on the Company, its operations and its portfolio, please refer to the Company’s website at www.cedarrealtytrust.com.

Reference to Form 10-K

For further details, interested parties are urged to review the Form 10-K for the year ended December 31, 2011 filed today with the Securities and Exchange Commission. The Form 10-K will also be available on the Company’s website under SEC Filings at www.cedarrealtytrust.com.

Forward-Looking Statements

Statements made or incorporated by reference in this press release may include certain “forward-looking statements”, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations and, as such, may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Factors which could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, those set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. Accordingly, the information contained herein should be read in conjunction with that report.

Contact Information:

Cedar Realty Trust, Inc.

Investor Relations

Brad Cohen (203) 682-8211

The following is a reconciliation of net loss attributable to common shareholders to FFO and Recurring FFO for the three months and years ended December 31, 2011 and 2010:

CEDAR REALTY TRUST, INC.

Reconciliation of Net Loss Attributable to Common Shareholders to Funds From Operations

and Recurring Funds From Operations

	September 30,	September 30,	September 30,	September 30,
	Three months ended December 31,		Years ended December 31,
	2011	2010	2011	2010

Net loss attributable to the Company’s common shareholders	$(7,679,000)	$(36,964,000)	$(117,761,000)	$(51,485,000)
Real estate depreciation and amortization	15,427,000	10,793,000	48,353,000	46,279,000
Limited partners’ interest	(152,000)	(794,000)	(2,446,000)	(1,282,000)
Impairment charges and write-off of joint venture interest	900,000	36,769,000	103,567,000	42,315,000
Gain on sales	(382,000)	—	(884,000)	(170,000)
Consolidated minority interest:
Share of income	825,000	(1,807,000)	(2,507,000)	(1,613,000)
Share of FFO	(1,476,000)	(2,131,000)	(5,918,000)	(6,846,000)
Unconsolidated joint venture:
Share of income	(519,000)	63,000	(1,671,000)	(484,000)
Share of FFO	1,546,000	1,230,000	5,984,000	2,796,000

Funds From Operations (“FFO”)	8,490,000	7,159,000	26,717,000	29,510,000
Adjustments for items affecting comparability:
Management transition charges and employee termination costs	—	—	6,875,000	—
Accelerated write-off of deferred financing costs	—	—	—	2,552,000
Share-based compensation mark-to-market adjustments	(68,000)	101,000	(808,000)	(276,000)
Acquisition transaction costs and terminated projects, including Company share from the Cedar/RioCan joint venture (a)	262,000	1,988,000	1,618,000	6,770,000

Recurring Funds From Operations (“Recurring FFO”)	$8,684,000	$9,248,000	$34,402,000	$38,556,000

FFO per diluted share:	$0.12	$0.11	$0.38	$0.45

Recurring FFO per diluted share:	$0.12	$0.14	$0.49	$0.59

Weighted average number of diluted common shares:
Common shares	69,746,000	66,374,000	68,715,000	63,862,000
OP Units	1,415,000	1,435,000	1,415,000	1,814,000

	71,161,000	67,809,000	70,130,000	65,676,000